EXHIBIT 23.1
                                                     ------------

                 Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Brown Shoe Company, Inc. 401(k) Savings Plan of our report dated February 28, 2001, with respect to the consolidated financial statements of Brown Shoe Company, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 3, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                /s/  ERNST & YOUNG LLP

St. Louis, Missouri
July 25, 2001